QUARTERLY VALUE DEATH BENEFIT RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. The following hereby replaces the section of the Base Contract entitled "Death Benefit - Traditional Death Benefit Amount During the Accumulation Phase". This rider will terminate as indicated in the "Conditions for Termination of the Quarterly Value Death Benefit Rider" section.

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                                   DEFINITIONS
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DEFINITIONS                      Definitions specific to this rider that are not
                                 in the Base Contract follow.

BASE CONTRACT                    The contract to which this rider is attached.

QUARTERLY ANNIVERSARY            The day that occurs three, six, and
                                 nine calendar months after the Issue Date or any Contract Anniversary. Quarterly
                                 Anniversaries also include Contract
                                 Anniversaries. If the Quarterly Anniversary does not occur on a Business Day, we will consider it to occur on the next Business Day.

QUARTERLY ANNIVERSARY VALUE      A calculation we use in determining the
                                 Quarterly Value Death Benefit value.

QUARTERLY VALUE DEATH            The death benefit provided by this rider.
BENEFIT

TERMS DEFINED IN THE             The following terms are defined in the
LIFETIME PLUS BENEFIT RIDER      Lifetime Plus Benefit Rider. If the
                                 Lifetime Plus Benefit Rider is not
                                 attached to your contract, these terms
                                 do not apply to this rider.
                                 (a)      Benefit Date.
                                 (b)      Excess Withdrawals.
                                 (c)      Lifetime Plus Payments.


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                            PROCEEDS PAYABLE ON DEATH
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QUARTERLY VALUE DEATH         The death benefit is equal to the greater of (a)
BENEFIT AMOUNT DURING THE     or (b) less any deductions we make to reimburse
ACCUMULATION PHASE            ourselves for any applicable Premium Tax.

                              (a) The Contract Value determined as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.

                              (b) The Quarterly Value Death Benefit value, which is the Quarterly Anniversary Value. We determine the Quarterly Anniversary Value as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.

                              We only calculate the Quarterly Anniversary Value until the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.

                              The Quarterly Anniversary Value on the Issue Date is equal to the Purchase Payment received on the Issue Date.


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                      PROCEEDS PAYABLE ON DEATH (CONTINUED)
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QUARTERLY VALUE DEATH         On each Business Day we:
BENEFIT AMOUNT DURING THE
ACCUMULATION PHASE          (a)  increase the Quarterly Anniversary Value
(CONTINUED)                      by the amount of any additional Purchase
                                 Payments received that day, and
                            (b)  we reduce it proportionately by the
                                 percentage of Contract Value applied to
                                 a Partial Annuitization or withdrawn
                                 that day, including any withdrawal
                                 charge. Withdrawals include Lifetime
                                 Plus Payments and Excess Withdrawals.

                                 On each Quarterly Anniversary before the older Owner's 91st birthday we process any increase or decrease to the Quarterly Anniversary Value due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following calculation.

                                 On each Quarterly Anniversary before the older Owner's 91st birthday the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

                                 Beginning with the Quarterly Anniversary that occurs on or after the older Owner's 91st birthday we calculate the Quarterly Anniversary Value in the same way that we do on each Business Day other than a Quarterly Anniversary.

                                 Any part of the death benefit amount that you invested in the Variable Account remains in the Variable Account until distribution begins. From the time we determine the death benefit until it is completely distributed, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

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                               GENERAL PROVISIONS
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CONDITIONS FOR TERMINATION    This benefit will terminate on the earliest of:
OF THE QUARTERLY VALUE
DEATH BENEFIT RIDER           (a)       The Business Day before the Income Date
                                        that you take a Full Annuitization.

                              (b) The Business Day that the Quarterly Value Death Benefit value and the Contract Value are both zero.

                              (c) The Business Day that the Accumulation Portion terminates.

                              (d) The Business Day that the Base Contract terminates.


RIDER CHARGE                     The additional Mortality and Expense
                                 Risk Charge for this rider is shown on the Contract Schedule or Contract Schedule
                                 Addendum, if applicable.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

       ALLIANZ LIFE INSURANCE COMPANY
                 OF NEW YORK
             [/s/Wayne A Robinson]            [/s/Vincent Vitiello]
               Wayne A. Robinson                  Vincent Vitiello
                  Secretary                           President




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